Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279435 on Form S-3 and Registration Statement No. 333-282980 on Form S-8 of our report dated March 19, 2026, relating to the financial statements of U.S. GoldMining Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
March 20, 2026